UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2013

INSITE VISION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Ave.

Alameda, California 94501

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(510) 865-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2013, InSite Vision Incorporated (the “Company”) and Legacy Partners I Alameda, LLC (“Legacy Partners”) entered into Amendment No. 5 (the “Amendment”) to the Marina Village Industrial Gross Office Tech Lease dated as of September 1, 1996 (as amended, the “Lease”). The Lease covers the Company’s headquarters at 965 Atlantic Avenue (the “Atlantic Building”) and additional space at 2020 Challenger Drive (the “Challenger Building” and together with the Atlantic Building, the “Existing Space”), each in Alameda, California.

Under the terms of the Amendment, (i) the term of the Lease as to the Existing Space was extended for an additional seven years, expiring on December 31, 2020, (ii) the Existing Space was expanded by approximately 5,042 square feet at the Atlantic Building to encompass the balance of the rentable area of the Atlantic Building (the “Expansion Space”), (iii) the Company is eligible to receive from Legacy Partners up to $1.3 million for leasehold improvements to both buildings, and (iv) certain other terms and provisions of the Lease were modified. The Amendment also grants the Company an option to renew the Lease for the Existing Space and the Expansion Space for an additional five years, expiring on December 31, 2025.

The Amendment provides that the lease of the Expansion Space will commence upon the earlier of the date that the Company actually commences business operations in the Expansion Space and January 1, 2015 and will expire conterminously with the lease as to the Existing Space. Effective for the twelve months beginning June 1, 2013, the Amendment provides that the annual rent for the Existing Space is $575,066, compared to approximately $848,000 prior to the Amendment, with annual increases thereafter. If the lease of the Expansion Space commences prior to June 1, 2014, the annual rent for the Expansion Space will be $91,966, and if the lease of the Expansion Space commences on or after June 1, 2014, the annual rent will be $94,991, in each case subject to annual increases thereafter.

The Amendment also updates and modifies certain other terms and provisions of the Lease, including as to the condition and maintenance of the premises, services at the premises, and the execution of a subordination, non-disturbance and attornment agreement with respect to a deed of trust in favor of U.S. Bank against the Atlantic Building and the Challenger Building.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the third quarter ending September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2013

INSITE VISION INCORPORATED

By:	/s/ Louis Drapeau
Name: Louis Drapeau
Title: Vice President and Chief Financial Officer